EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 4, 2007

For Further Information Contact:
Thomas B. Olson, Secretary
(303) 796-8940

HYDROGEN POWER ANNOUNCES NEW DIRECTORS AND PLAN OF DIVESTITURE FOR ITS
FASTFUNDS HOLDINGS

Transactions to Create Focused Hydrogen
Alternative Energy Company

Englewood, Colorado and Seattle, Washington . . . Hydrogen Power, Inc. (OTCBB: HYDP) announced today that it has completed a change-in-direction whereby all of the current members of its board of directors have resigned and four new directors were appointed to propel the Company into 2007 and beyond as a hydrogen focused alternative energy Company. The newly appointed board members are: Mr. James H. Diffendorfer, a technical editor/engineer with the Boeing Company; Mr. John Martin, an engineering manager with URS Corporation, one of the leading Architectural/Engineering design firms in the United States; Dr. Virendra Chaudhary, an associate technical fellow/engineer with the Boeing Company; and Mr. Gurinder Dilawari, a Vancouver, British Columbia based businessman. In addition, Mr. Martin was named acting Chief Executive Officer following the resignation of Henry Fong as President and CEO.

Concurrent with the Board changes, the Company announced that its board of directors had approved the conversion of both its Series L-1 and L-2 outstanding preferred stock into common stock issued to the former shareholders of Hydrogen Power, Inc. The board had determined that the benchmarks were met for conversion of the preferred stock to common stock as specified in the applicable Certificate of Designation approved by the Company’s stockholders in February 2006.

The Company also announced a plan of divestiture for a majority of the 12.4 million shares of FastFunds Financial Corp. common stock it currently holds. Under an agreement with FastFunds, 8.9 million shares will be redeemed by FastFunds with Hydrogen retaining 3.5 million shares. The present obligation of $5 million plus accrued interest owed to FastFunds by Hydrogen will be eliminated along with various other inter-company obligations. In addition, three subsidiaries unrelated to Hydrogen Power’s core energy business, Key Financial Systems, Nova Financial Systems and Denaris Corporation will be transferred to FastFunds as part of this transaction.

“These actions are the culmination of a process begun over one year ago when we announced the acquisition of Hydrogen Power in Seattle,” stated outgoing Hydrogen Power Chief Executive Officer and Director, Henry Fong. “This allows the Company and its new leadership to move forward and focus all of its efforts on Hydrogen related alternative energy as the country works to deal with the important issue of dependence on foreign oil.”

John Martin, who is assuming the role as acting Chief Executive Officer, said, “I look forward to exploiting this opportunity of providing alternative technology through our hydrogen production for military and industrial uses.”
Hydrogen Power, Inc. has licensed and has developed a patented technology for producing hydrogen gas in a process called Hydrogen NowTM. Hydrogen Now involves a chemical reaction between water, aluminum, and an environmentally friendly catalyst to cleanly and efficiently produce hydrogen on-site and on-demand. FastFunds Financial Corporation (OTCBB: FFFC), a majority owned publicly-traded subsidiary, recently sold a majority of its operating assets and currently has limited business operations.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to: factors detailed in Hydrogen Power, Inc.’s (formerly Hydrogen Power International, Inc. and Equitex, Inc.) Securities and Exchange Commission filings; failure of registration statements to be declared effective; the loss of contracts or failure to acquire new contracts; success of any legal actions; failure to successfully implement newly developed product lines including projected increases in revenues or earnings; the inability to initiate or complete any contemplated restructuring, offering, acquisition, disposition or other transaction; adverse financial performance by Hydrogen Power or any of its subsidiaries; failure to obtain or maintain regulatory approval for products and services offered by Hydrogen Power or its subsidiaries; failure to complete the development and commercialization of alternative energy products or services; adverse equity market conditions and declines in the value of Hydrogen Power common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and Hydrogen Power disclaims any intent or obligation to update these forward-looking statements.
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